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                                                                     EXHIBIT 5.1


                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201


                                November 15, 2002




Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

         Re:      Valhi, Inc./Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as securities counsel to Valhi, Inc., a Delaware corporation ("Valhi"), in connection with the proposed merger (the "Merger") of Tremont Corporation ("Tremont") with and into Valhi Acquisition Corp., a wholly-owned subsidiary of Valhi ("Valhi Acquisition"), pursuant to the Agreement and Plan of Merger, dated as of November 4, 2002, by and among Valhi, Valhi Acquisition and Tremont, as amended by Amendment No. 1 thereto, dated November 12, 2002 (as amended, the "Merger Agreement"). Valhi has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the "Registration Statement") relating to the shares of common stock of Valhi, par value $.01 per share (the "Shares"), to be issued to stockholders of Tremont pursuant to the Merger Agreement.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Certificate of Incorporation of Valhi and the Bylaws of Valhi, each as amended to date, (b) minutes of the proceedings of the Board of Directors of Valhi, (c) the Merger Agreement and (d) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of Valhi or representatives or officers thereof.

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as presently in effect, and, accordingly, no opinion is expressed with respect to any matter that under any document relevant to or covered by this letter is purported to be governed by the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware and any opinion herein as to the laws of such state are based solely upon the latest unofficial compilation of the corporate statutes and case law of such state available to us.

         Based upon the foregoing, and subject to the assumptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Shares have been duly authorized and, assuming (a) that the Registration Statement shall have been declared effective by the Commission, (b) Valhi, Valhi Acquisition and Tremont shall have either satisfied all conditions to consummation of the Merger pursuant to the Merger Agreement or such conditions shall have been lawfully waived and (c) the Shares issuable upon consummation of the Merger shall have


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Valhi, Inc.
November 15, 2002
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been issued and delivered to the stockholders of Tremont in accordance with the
Merger Agreement, we are of the opinion that the Shares, when issued, shall be validly issued, fully paid and nonassessable.

         This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         We consent to the reference to our Firm under the heading "Legal Opinions" in the Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                         Very truly yours,

                                         LOCKE LIDDELL & SAPP LLP




                                         By:  /s/ Don M. Glendenning
                                              ----------------------------------
                                              Don M. Glendenning